Exhibit 4.61

Undertaking Letter

Undertaking Letter

To: 500.COM LIMITED (“500.COM”)

Whereas:

A.	500.COM holds 100% of the equity interest in 500wan HK Limited (“500wan HK”) through its wholly owned subsidiary Fine Brand Limited;

B.	500wan HK is the shareholder of E-Sun Sky Computer (Shenzhen) Co., Ltd. (“E-Sun Sky Computer”) and holds 100% of the equity interest in E-Sun Sky Computer;

C.	E-Sun Sky Computer entered into a Power of Attorney on Jan 10, 2018 respectively with Zhang Han(Chinese identification No.: 422802198708030014) and Yu Bo (Chinese identification No.: 420106196805034857) (collectively referred to as the “POA”). Pursuant to the POA, Zhang Han and Zhang Jing respectively delegate and authorize E-Sun Sky Computer to exercise their voting powers and all other shareholder rights in respect of Shenzhen Youlanguang Technology Co., Ltd. on their behalf (the “Rights”).

D.	E-Sun Sky Computer issued a Confirmation Letter to 500wan HK on Jan 10 2018, confirming that, in exercising the Rights under the POA, E-Sun Sky Computer shall obtain the written resolution or consent from 500wan HK in the manner allowed by the PRC laws, and further acknowledged that 500wan HK will exercise the Rights in accordance with the instructions from its shareholder or board of directors.

Now therefore, with respect to the exercise of the Rights, the 500wan HK hereby covenants as follows:

1.	500wan HK shall grant consent or give instructions to E-Sun Sky Computer with respect to the exercise of the Rights in accordance with the instructions of 500.COM. Without 500.COM’s consent, 500wan HK shall not on its own or authorize any party other than 500.COM to grant consent or give instructions to E-Sun Sky Computer with respect to the exercise of the Rights.

2.	This undertaking letter shall become effective upon execution, and maintain effective unless the POA is terminated in accordance with the provisions thereof.

3.	The execution, effectiveness, construction, performance, amendment and termination of this undertaking letter and the resolution of disputes hereunder shall be governed by the laws of Hong Kong.

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Undertaking Letter

4.	This undertaking letter is written in both Chinese and English language; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

500wan HK Limited

By:	[seal]
Name:
Title: Director
Date: January 10, 2018

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